Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 3, 2005 relating to the financial statements of the CNL Income Funds which appears in Trustreet Properties Inc.’s Current Report on Form 8-K/A dated February 25, 2005 and filed on March 8, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orlando, Florida

July 15, 2005